Exhibit 99.2

Second Quarter 2019 Results July 17, 2019 Investor Presentation

2019 vs. 2018 P&L Summary Second Quarter Second Quarter 2019 2018 Revenue $ 3,719.8 $ 3,859.6 Operating Expenses (a) 3,146.1 3,277.3 Operating Profit 573.7 582.3 Net Interest Expense 50.2 52.5 Income Tax Expense (b) 130.6 136.7 Tax Rate % 24.9% 25.8% Income From Equity Method Investments 1.2 1.7 Net Income Attributed To Noncontrolling Interests 23.4 30.6 Net Income - Omnicom Group Inc. $ 370.7 $ 364.2 (a) Additional information on our operating expenses can be found on on page 19. (b) For the three months ended June 30, 2019 income tax expense was reduced by approximately $11 million, primarily from the net favorable settlement of uncertain tax positions in various jurisdictions, which resulted in the recognition of net deferred tax assets during the quarter. 1 July 17, 2019 .

2019 vs. 2018 Earnings per Share – Diluted Second Quarter Second Quarter 2019 2018 Net Income - Omnicom Group Inc. $ 370.7 $ 364.2 Diluted Shares (millions) 220.9 228.1 Earnings per Share - Diluted $ 1.68 $ 1.60 Dividends Declared per Common Share $ 0.65 $ 0.60 2 July 17, 2019

2019 vs. 2018 P&L Summary Year to Date Year to Date 2019 2018 Revenue $ 7,188.7 $ 7,489.2 Operating Expenses (a) 6,186.1 6,485.3 Operating Profit 1,002.6 1,003.9 Net Interest Expense 96.2 99.3 Income Tax Expense (b) 233.2 227.7 Tax Rate % 25.7% 25.2% Income From Equity Method Investments 0.7 2.6 Net Income Attributed To Noncontrolling Interests 40.0 51.2 Net Income - Omnicom Group Inc. $ 633.9 $ 628.3 (a) Additional information on our operating expenses can be found on on page 19. (b) For the six months ended June 30, 2019 income tax expense was reduced by approximately $11 million, primarily from the net favorable settlement of uncertain tax positions in various jurisdictions, which resulted in the recognition of net deferred tax assets in the second quarter of 2019. 3 July 17, 2019

2019 vs. 2018 Earnings per Share – Diluted Year to Date Net Income - Omnicom Group Inc. $ Year to Date 2019 2018 633.9 $ 628.3 Diluted Shares (millions) 222.5 229.8 Earnings per Share - Diluted $ 2.85 $ 2.73 Dividends Declared per Common Share $ 1.30 $ 1.20 4 July 17, 2019

2019 Total Revenue Change Prior Period Revenue Foreign exchange rate impact (a) Acquisition revenue, net of disposition Second Quarter $ % ∆ $ 3,859.6 (100.3) - 2.6% (147.6) - 3.8% Year to Date $ % ∆ $ 7,489.2 (222.4) - 3.0% (277.7) - 3.7% revenue (b) Organic growth (c) 108.1 2.8% 199.6 2.7% Current Period Revenue $ 3,719.8 - 3.6% $ 7,188.7 - 4.0% 5 July 17, 2019 (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve mont hs prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organ ic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the dispo sit ion date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition r eve nue components from total revenue growth.

2019 Revenue by Discipline Advertising 56.3% CRM Consumer Experience 17.7% CRM Execution & Support 8.8% PR 9.4% Healthcare 7.8% Advertising 55.9% CRM Consumer Experience 17.6% PR 9.5% Healthcare 7.6% Second Quarter Year to Date CRM Execution & Support 9.4% $ Mix % Growth % Organic Growth (a) $ 2,093.9 1.3% 4.4% 659.5 - 0.1% 1.9% Advertising CRM Consumer Experience CRM Execution & Support PR Healthcare 326.1 - 34.6% - 2.6% 349.3 - 3.7% - 1.3% 291.0 7.5% 8.4% $ Mix % Growth % Organic Growth (a) $ 4,015.3 1.2% 4.7% 1,265.3 - 2.3% 0.7% Advertising CRM Consumer Experience CRM Execution & Support PR Healthcare 675.6 - 32.9% - 2.9% 683.4 - 3.6% - 0.9% 549.1 7.9% 7.6% Total $ 3,719.8 - 3.6% 2.8% Total $ 7,188.7 - 4.0% 2.7% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchan ge rate impact, acquisition revenue, net of disposition revenue, as defined on page 5. 6 July 17, 2019

UK 9.7% Euro Markets & Other Europe 17.8% Asia Pacific 10.8% Latin America 2.6% Middle East & Africa 1.9% United States 54 . 2 % Other North America 3.0% UK 9.7% 7 July 17, 2019 Euro Markets & Other Europe 18.2% Asia Pacific 11.0% Middle East & Africa 1.6% United States 53 . 9 % Other North America 3.0% Second Quarter Latin America 2.6% 2019 Revenue by Region Year to Date

2019 Revenue by Region Second Quarter Year to Date % Organic $ Mix % Growth Growth (a) $ Mix % Growth United States $ 2,005.2 0.7% 3.2% United States $ 3,889.4 0.5% Other North America UK 113.2 361.0 6.2% - 0.7% 11.8% 5.7% Other North America UK 218.2 699.8 3.3% - 3.0% Euro Markets & Other Europe Asia Pacific 674.9 407.6 - 13.4% - 6.1% 1.5% 1.9% Euro Markets & Other Europe Asia Pacific 1,281.6 773.9 - 14.1% - 6.3% Latin America 96.9 - 15.8% - 2.4% Latin America 185.8 - 16.9% Middle East & Africa 61.0 - 13.1% - 8.3% Middle East & Africa 140.0 - 2.5% Total $ 3,719.8 - 3.6% 2.8% Total $ 7,188.7 - 4.0% 8 July 17, 2019 (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchan ge rate impact, acquisition revenue, net of disposition revenue, as defined on page 5.

Other 21% Pharma & Health 14% Retail 5% Tech 7% Telcom 5% T&E 7% Auto 11% Consumer Products 9% Financial Services 8% Food & Beverage 13% Revenue by Industry Year to Date – 2019 Other 20% 9 July 17, 2019 Pharma & Health 13% Retail 6% Tech 9% Telcom 5% T&E 7% Auto 10% Consumer Products 9% Financial Services 8% Food & Beverage 13% Year to Date – 2018

Cash Flow Performance Six Months Ended June 30 2019 2018 Net Income $ 673.9 $ 679.5 Activities, net Depreciation and Amortization of Intangible Assets 117.4 136.8 Share - Based Compensation 34.3 35.1 Other Items to Reconcile to Net Cash Used in Operating (11.9) 7.5 Free Cash Flow (a) $ 813.7 $ 858.9 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 18. (a) The Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 24 for the definition of this measure a nd page 23 for the reconciliation of the non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above. 10 July 17, 2019

Cash Flow Performance Six Months Ended June 30 of Proceeds from Investments and other 2019 2018 Free Cash Flow (a) $ 813.7 $ 858.9 Primary Uses of Cash: Dividends paid to Common Shareholders 280.4 278.1 Dividends paid to Noncontrolling Interest Shareholders 46.1 57.3 Capital Expenditures 48.8 89.8 Acquisition of Businesses and Affiliates, Acquisition of Additional Noncontrolling Interests and Contingent Purchase Price Payments, net 33.9 294.9 Stock Repurchases, net of Proceeds from Stock Plans 523.7 462.7 Primary Uses of Cash (a) 932.9 1,182.8 Net Free Cash Flow (a) $ (119.2) $ (323.9) 11 July 17, 2019 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 18. (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 24 for the definit ion of these measures and page 23 for the reconciliation of non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above.

Current Credit Picture Twelve Months Ended June 30 12 July 17, 2019 2019 2018 EBITDA (a) $ 2,376.8 $ 2,375.6 Gross Interest Expense on Indebtedness 247.3 230.6 EBITDA / Gross Interest Expense on Indebtedness 9.6 x 10.3 x Total Debt / EBITDA 2.3 x 2.1 x Net Debt (b) / EBITDA 1.1 x 1.2 x Debt Bank Loans (Due Less Than 1 Year) $ 16 $ 21 CP & Borrowings Issued Under Revolver — — 2019 OFL Short - term Euro Notes (c) 592 — Senior Notes (d) 4,900 4,900 Other Debt 25 (33) Total Debt $ 5,533 $ 4,888 Cash, Cash Equivalents and Short Term Investments 2,904 1,919 Net Debt (b) $ 2,629 $ 2,969 (a) EBITDA is a non - GAAP performance measure. See page 24 for the definition of this measure and page 22 for the reconciliation of n on - GAAP financial measures. (b) Net Debt is a non - GAAP liquidity measure. See page 24 for the definition of this measure, which is reconciled in the table above. (c) In February 2019, Omnicom Finance Limited ("OFL") issued € 520 million of senior notes in a private placement to an investor outside the United States. The notes are unsecured, non - intere st bearing and mature on August 14, 2019. (d) See pages 15 and 16 for additional information on our Senior Notes.

Historical Returns 13 July 17, 2019 Return on Invested Capital (ROIC) (a) : Twelve months ended June 30, 2019 23.3% Twelve months ended June 30, 2018 20.2% Return on Equity (b) : Twelve months ended June 30, 2019 56.3% Twelve months ended June 30, 2018 50.1% (a) Return on Invested Capital is After Tax Reported Operating Profit (a non - GAAP performance measure – see page 24 for the definition of this measure and page 23 for the reconciliation of non - GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long - term liabilities, including those related to operating leases, short - term interest bearing debt, the short - term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short term investments and operating lease right of use assets) . (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period.

Supplemental Financial Information 14 July 17, 2019

Omnicom Debt Structure Short - term Debt $16 15 July 17, 2019 2026 Senior Notes $1,400 2024 Senior Notes $750 2022 Senior Notes $1,250 2020 Senior Notes $1,000 2019 Senior Notes $500 2019 OFL Short - term Euro Notes $592 The above chart sets forth Omnicom’s debt outstanding at June 30, 2019. The amounts reflected above for the 2019, 2020, 2022, 2024 and 2026 Senior Notes and the 2 019 OFL Short - term Euro Notes represent the principal amount of these notes at maturity on July 15, 2019, August 15, 2020, May 1, 2022, November 1, 2024, A pri l 15, 2026 and August 14 2019, respectivel y. On July 8, 2019, Omnicom Finance Holdings plc, a wholly owned subsidiary of Omnicom Group Inc., issued € 1.0 billion of Senior Notes, consisting of € 500 million of 0.800% Senior Notes due 2027 and € 500 million of 1.400% Senior Notes due 2031. On July 15, 2019, we used a portion of the net proceeds from this issuance to retire $500 million aggregate p rin cipal amount of our outstanding 2019 Senior Notes at maturity. In addition, on July 2, 2019, we issued a notice of partial redemption for $400 million aggregate principal amount of our outstanding 2020 Se nio r Notes to be redeemed on August 1, 2019.

Omnicom Debt Maturity Profile $1,400 16 July 17, 2019 $1,200 $1,000 $800 $600 $400 $200 $0 2019 Senior Notes 2020 Senior Notes Other Borrowings 2022 Senior Notes 2024 Senior Notes 2026 Senior Notes Other borrowings at June 30, 2019 include the € 520 million 2019 OFL Short - term Euro Notes, which mature on August 14, 2019 and bank loans of $16 million, which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through July 31, 2021, the date of expiration of our five - year credit facility . On July 8, 2019, Omnicom Finance Holdings plc, a wholly owned subsidiary of Omnicom Group Inc., issued € 1.0 billion of Senior Notes, consisting of € 500 million of 0.800% Senior Notes due 2027 and € 500 million of 1.400% Senior Notes due 2031. On July 15, 2019, we used a portion of the net proceeds from this issuance to retire $500 million aggregate principal amount of our o uts tanding 2019 Senior Notes at maturity. In addition, on July 2, 2019, we issued a notice of partial redemption for $400 million aggregate principal amount of our outstanding 2020 Senior Notes to be redeeme d o n August 1, 2019.

2019 Acquisition Related Expenditures Six Months Ended June 30 Acquisition of Businesses and Affiliates (a) $ 0.7 Acquisition of Additional Noncontrolling Interests (b) 3.1 Contingent Purchase Price Payments (c) 30.2 Total Acquisition Expenditures (d) $ 34.0 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in e xis ting affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equ ity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired. 17 July 17, 2019

Condensed Cash Flow 18 July 17, 2019 Six Months Ended June 30 2019 2018 Net Income $ 673.9 $ 679.5 Share - Based Compensation 34.3 35.1 Depreciation and Amortization of Intangible Assets 117.4 136.8 Other Items to Reconcile to Net Cash Used in Operating Activities, net (11.9) 7.5 Changes in Operating Capital (1,306.6) (1,431.8) Net Cash Used in Operating Activities (492.9) (572.9) Capital Expenditures (48.8) (89.8) Proceeds from Sale of Investments and other, net 0.1 4.0 Acquisition of Businesses and Interest in Affiliates, net of cash acquired (0.7) (207.3) Proceeds from dispositions of subsidiaries 74.1 — Net Cash Provided by/(Used in) Investing Activities 24.7 (293.1) Dividends paid to Common Shareholders (280.4) (278.1) Dividends paid to Noncontrolling Interest Shareholders (46.1) (57.3) Changes in Short - term Debt, net 611.1 9.7 Stock Repurchases, net of Proceeds from Stock Plans (523.7) (462.7) Acquisition of Additional Noncontrolling Interests (3.1) (40.3) Payment of Contingent Purchase Price Obligations (30.2) (51.3) Other Financing Activities, net (24.3) (22.4) Net Cash Used in Financing Activities (296.7) (902.4) Effect of foreign exchange rate changes on cash and cash equivalents 10.6 (114.3) Net Decrease in Cash and Cash Equivalents $ (754.3) $ (1,882.7)

Supplemental Information Second Quarter Year to Date 2019 % of Rev 2018 % of Rev 2019 % of Rev 2018 % of Rev Revenue $ 3,719.8 $ 3,859.6 $ 7,188.7 $ 7,489.2 Operating expenses: Salary and service costs 2,665.2 71.6% 2,772.9 71.8% 5,232.8 72.8% 5,485.7 73.2% Occupancy and other costs 315.4 8.5% 319.6 8.3% 624.7 8.7% 639.9 8.5% Cost of services 2,980.6 3,092.5 5,857.5 6,125.6 Selling, general and administrative expenses 107.7 2.9% 117.4 3.0% 211.2 2.9% 222.9 3.0% Depreciation and amortization 57.8 1.6% 67.4 1.7% 117.4 1.6% 136.8 1.8% Total operating expenses 3,146.1 84.6% 3,277.3 84.9% 6,186.1 86.1% 6,485.3 86.6% Operating Profit $ 573.7 $ 582.3 $ 1,002.6 $ 1,003.9 Net Interest expense: Interest expense 66.6 66.4 129.6 128.6 Interest income 16.4 13.9 33.4 29.3 Net Interest Expense $ 50.2 $ 52.5 $ 96.2 $ 99.3 19 July 17, 2019

Net Cash Returned to Shareholders through Dividends and Share Repurchases From 2009 through June 30, 2019, Omnicom distributed 105% of Net Income to shareholders through Dividends and Share Repurchases . Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc. % of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income. $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 $ In Billions 2009 2010 20 1 1 2012 2013 2014 2015 2016 2017 2018 2019 YTD 2.8 3.3 4.4 5.1 5.6 6.2 6.8 7.3 1.1 1.4 3.9 4.2 $1.6 $2.6 $3.6 $4.6 $5.7 1.9 $6.8 2.4 $7.9 2.9 $9.0 3.4 $10.3 $ 11 .0 23% $0.8 101% 109% 104% 1 10% 1 10% 108% 107% 104% 105% 20 July 17, 2019 98%

2019 vs. 2018 Non - GAAP Financial Measures – EBITA Second Quarter Year to Date 2019 2018 2019 2018 Revenue $ 3,719.8 $ 3,859.6 $ 7,188.7 $ 7,489.2 Operating expenses (a) 3,146.1 3,277.3 6,186.1 6,485.3 Operating Profit 573.7 582.3 1,002.6 1,003.9 Operating Profit Margin % 15.4% 15.1% 13.9% 13.4% Add back: Amortization of intangible assets 21.2 27.0 42.8 54.5 EBITA (b) $ 594.9 $ 609.3 $ 1,045.4 $ 1,058.4 EBITA Margin % (c) 16.0% 15.8% 14.5% 14.1% (a) Additional information regarding our operating expenses can be found on page 19. (b) EBITA is a non - GAAP financial performance measure. Please see page 24 for the definition of this measure and page 22 for the reconcili ation of non - GAAP financial measures, which reconciles the EBITA figures presented above to Net Income - Omnicom Group Inc. for the periods presented above. (c) EBITA Margin is a non - GAAP financial performance measure, which is calculated by dividing EBITA (please see page 24 for the definition of this measure) by revenue for the periods presented. 21 July 17, 2019

Reconciliation of Non-GAAP Financial Measures – EBITA and EBITDA

	Three Months Ended June 30		Six Months Ended June 30		Twelve Months Ended June 30	
	2019	2018	2019	2018	2019	2018
Net Income - Omnicom Group Inc.	$ 370.7	$ 364.2	$ 633.9	$ 628.3	$ 1,332.0	$ 1,146.3
Net Income Attributed to Noncontrolling Interests	23.4	30.6	40.0	51.2	102.9	107.9
Net Income	394.1	394.8	673.9	679.5	1,434.9	1,254.2
Income From Equity Method Investments Income	1.2	1.7	0.7	2.6	7.0	4.5
Tax Expense	130.6	136.7	233.2	227.7	498.2	649.2
Income Before Income Taxes	523.5	529.8	906.4	904.6	1,926.1	1,898.9
Net Interest Expense	50.2	52.5	96.2	99.3	206.1	201.6
Operating Profit	573.7	582.3	1,002.6	1,003.9	2,132.2	2,100.5
Amortization of Intangible Assets	21.2	27.0	42.8	54.5	90.8	109.4
EBITA	594.9	609.3	1,045.4	1,058.4	2,223.0	2,209.9
Depreciation	36.6	40.4	74.6	82.3	153.8	165.7
EBITDA	$ 631.5	$ 649.7	$ 1,120.0	$ 1,140.7	$ 2,376.8	$ 2,375.6

The above reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 24, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 12 of this presentation.

OmnicomGroup July 17, 2019 22

Reconciliation of Non - GAAP Financial Measures $ Six Months Ended June 30 2019 2018 (492.9) $ (572.9) Net Cash Used in Operating Activities Operating Activities items excluded from Free Cash Flow: $ Six Months Ended June 30 2019 2018 (754.3) $ (1,882.7) Net Decrease in Cash and Cash Equivalents Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,306.6) (1,431.8) Free Cash Flow $ 813.7 $ 858.9 Changes in Operating Capital (1,306.6) (1,431.8) Proceeds from dispositions of subsidiaries 74.1 — Changes in Short - term Debt, net 611.1 9.7 Other Financing Activities, net (24.3) (22.4) Effect of foreign exchange rate changes on cash and cash equivalents 10.6 (114.3) Net Free Cash Flow $ (119.2) $ (323.9) Twelve Months Ended June 30 2019 2018 Reported Operating Profit 2,132.2 2,100.5 Effective Tax Rate for the applicable period 25.9% 34.2% Income Taxes on Reported Operating Profit 552.2 718.4 After Tax Reported Operating Profit $ 1,580.0 $ 1,382.1 23 July 17, 2019

Disclosure 24 July 17, 2019 The preceding materials have been prepared for use in the July 17, 2019 conference call on Omnicom’s results of operations for the three and six months ended June 30, 2019. The call will be archived on the Internet at http://investor.omnicomgroup.com/investor - relations/news - events - and - filings / . Forward - Looking Statements Certain statements in this presentation constitute forward - looking statements, including statements within the meaning of the Pr ivate Securities Litigation Reform Act of 1995. In addition, from time to time, Omnicom Group Inc. ("Omnicom" or the "Company") or its representatives have made, or may make, forward - looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward - looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “sho uld,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward - looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward - looking statements include: international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in clien t s pending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipat ed; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the ad vertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or gov ern mental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” in Omnicom’s Annual Report on Form 10 - K for the year ended December 31, 2018 and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward - looking statements. Non - GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP ”) and adjustments to the GAAP presentation (“Non - GAAP”), which we believe are meaningful for understanding our performance. Non - GAAP financial measures should not be considered in isolation from, or as a su bstitute for, financial information presented in compliance with GAAP. Non - GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non - GAAP measures to the comparable GAAP measures on pages 22 and 23 . The Non - GAAP measures used in this presentation include the following: Non - GAAP 2018 Adjusted results, including Adjusted Income Taxes and Adjusted Net Income - Omnicom Group Inc . , defined as our operating results excluding the impact of the income tax expense reduction related to the successful resolution of foreign tax claims , which was recorded in the first quarter of 2018 . We believe that this is a meaningful operating performance measure to understand the impact this item had on our reported results . Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non - controlling interest shareholders, capi tal expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and o the r investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our so urc es and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which excludes the non - cash amortization expense of intangible assets (primarily consisting of amortizatio n arising from acquisitions). Accordingly, we believe it is a useful measure for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short - term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures on pages 2 and 4 a nd the net cash returned to shareholders figures on page 20. The information contained in this document has not been audited, al though some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non - financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of in formation in this presentation does not mean that such information is material or that disclosure of such information is required.